SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 7, 2017

Cigna Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1‑08323 (Commission File Number)	06‑1059331 (IRS Employer Identification No.)

900 Cottage Grove Road
Bloomfield, Connecticut 06002
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:

(860) 226-6000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to the Articles of Incorporation or By-Laws; Change in Fiscal Year.

The Board of Directors (the "Board") of Cigna Corporation (the "Company") previously disclosed its intent to evaluate and implement a proxy access bylaw.  Effective December 7, 2017, the Board adopted amendments to the By-Laws of the Company (the "By-Laws"), primarily to implement proxy access.

Article II, Section 13 has been added to the By-Laws to permit a shareholder or a group of up to 20 shareholders owning 3% or more of the aggregate number of shares of the Company's outstanding common stock continuously for at least three years to nominate and include in the Company's proxy materials director nominees constituting up to the greater of 20% of the Board or two individuals, provided the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws. The advance notice provisions for nominating directors to the Board, set forth in Article II, Sections 11 and 12 of the By-Laws, have also been updated, along with certain clarifying and administrative changes.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full and complete copy of the By-Laws, attached hereto as Exhibit 3.1 and incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	By-Laws of Cigna Corporation as last amended December 7, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cigna Corporation

Date: December 13, 2017	By: /s/ Nicole S. Jones
Nicole S. Jones
Executive Vice President and
General Counsel